UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2019

Live Ventures Incorporated

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, NV 89119
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (702) 997-5968

                       Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

ApplianceSmart Financing Transaction

On March 15, 2019, ApplianceSmart, Inc. (the “Borrower”), a subsidiary of Live Ventures Incorporated (the “Company”), the registrant, entered into a Loan and Security Agreement (the “Loan Agreement”) with Crossroads Financing, LLC (the “Lender”), providing for a $4.0 million revolving credit facility, subject to a borrowing base limitation (the “ABL Facility”). The borrowing base for the ABL Facility at any time equals the lower of (i) up to 75% of inventory cost or (ii) up to 85% of net orderly liquidation value, in each case as further described in the Loan Agreement. The proceeds of the ABL Facility will be used by the Borrower to repay a portion of the outstanding loan owed by ApplianceSmart Holdings LLC, Borrower’s parent (“Parent”), to Appliance Recycling Centers of America, Inc., to pay transaction costs, and for working capital and other general corporate purposes.

Advances under the Loan Agreement bear interest at an interest rate equal to the greater of (i) the three-month London Interbank Offered Rate plus 2.19% or (ii) 5.0%. In addition to paying interest on the outstanding principal under the ABL Facility, the Borrower is required to pay Lender a servicing fee equal to 1.0% per month of the amount of the Borrower’s outstanding obligations under the Loan Agreement that accrue interest, an annual loan fee of $80,000, an early termination fee described below, and other fees described in the Loan Agreement.

Unless terminated early in accordance with its terms, the Loan Agreement terminates on March 15, 2021 (the “Maturity Date”). If the Loan Agreement is terminated by the Borrower prior to the Maturity Date, Borrower is required to pay Lender (i) a fee in an amount equal to $120,000 if the Loan Agreement is terminated prior to March 15, 2020 and (b) if the Loan Agreement is terminated on or after March 15, 2020, a fee in an amount equal to $80,000.

Advances under the Loan Agreement are guaranteed by Parent and ApplianceSmart Contracting, Inc., a wholly-owned subsidiary of Parent. In addition, certain executive officers of the Borrower have agreed to provide validity guarantees. Advances under the Loan Agreement are secured by a pledge of substantially all of the assets of the Borrower. The Company is not a guarantor under the Loan Agreement.

The Loan Agreement contains representations and warranties, events of default, affirmative and negative covenants and indemnities customary for loans of this nature.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached hereto as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligations or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of March 15, 2019, by and between ApplianceSmart, Inc. and Crossroads Financing, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE VENTURES INCORPORATED

By: /s/ Jon Isaac
Name: Jon Isaac
Title: President and Chief Executive Officer

Dated: March 19, 2019

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